As filed with the Securities and Exchange Commission on April 3, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERUS N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Yalelaan 62

3584 CM Utrecht, the Netherlands

(Address of Principal Executive Offices) (Zip Code)

Merus N.V. 2016 Incentive Award Plan

(Full Title of the Plan)

Merus US, Inc.

One Broadway

Cambridge, Massachusetts 02142

(Name and Address of Agent for Service)

(781) 760-0013

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Peter N. Handrinos, Esq. Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 948-6060	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 20 717 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, nominal value €0.09 per share	1,868,718 shares(2)	$12.56(3)	$23,471,111	$2,845

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Merus N.V. 2016 Incentive Award Plan, as amended (the “2016 Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Consists of 1,868,718 common shares of Merus N.V. (the “Registrant”) that may become issuable under the 2016 Plan pursuant to its terms.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s common shares as reported on the Nasdaq Global Market on March 27, 2019.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,868,718 common shares, nominal value €0.09 per share, of Merus N.V. (the “Registrant”) that may become issuable under the Merus N.V. 2016 Incentive Award Plan, as amended. A Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Except as set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-211497) filed with the Securities and Exchange Commission, relating to the 2016 Plan, are incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Articles of Association of the Registrant (English Translation) (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F (File. No. 001-37773) filed on April 30, 2018).

5.1+	Opinion of NautaDutilh, counsel to the Registrant.

23.1+	Consent of KPMG Accountants N.V., independent registered public accounting firm.

23.2+	Consent of NautaDutilh, counsel to the Registrant (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page).

99.1	Merus N.V. 2016 Incentive Award Plan and forms of award agreements thereunder, as amended (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 20-F (File. No. 001-37773) filed on April 30, 2018).

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utrecht, the Netherlands, on this 3rd day of April, 2019.

MERUS, N.V.

By:	/s/ Ton Logtenberg
Name: Ton Logtenberg
Title: President, Chief Executive Officer and Principal Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Merus N.V., hereby severally constitute and appoint Ton Logtenberg, President, Chief Executive Officer and Principal Financial Officer, and Hui Liu, Chief Business Officer and Head of Merus U.S., and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ton Logtenberg Ton Logtenberg	President, Chief Executive Officer and Principal Financial Officer and Executive Director (Principal Executive Officer and Principal Accounting Officer)	April 3, 2019

/s/ Russell G. Greig Russell G. Greig	Chairman of the Board of Directors	April 3, 2019

/s/ Mark Iwicki Mark Iwicki	Non-Executive Director	April 3, 2019

/s/ Len Kanavy Len Kanavy	Non-Executive Director	April 3, 2019

/s/ John de Koning John de Koning	Non-Executive Director	April 3, 2019

/s/ Anand Mehra Anand Mehra	Non-Executive Director	April 3, 2019

/s/ Gregory Perry Gregory Perry	Non-Executive Director	April 3, 2019

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MERUS N.V. has signed this registration statement in the City of Utrecht, the Netherlands on April 3, 2019.

Authorized U.S. Representative

Merus US, Inc.

By:
/s/ Ton Logtenberg
Name:	Ton Logtenberg
Title:	President